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                                                                       EXHIBIT 2
                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER, made this 14th day of July, 1995, by and among HBO & COMPANY, a Delaware corporation ("Parent"); HBO & COMPANY OF GEORGIA, a Delaware corporation ("Purchaser"); and CLINICOM INCORPORATED, a Delaware corporation ("Acquired Company");

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of the Acquired Company, Parent and Purchaser deem it advisable and in the best interests of their respective stockholders that Purchaser acquire the Acquired Company, and, on or prior to the date hereof, such Boards of Directors have approved the acquisition of the Acquired Company upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I.  DEFINITIONS.

    As used herein, the following terms shall have the following meanings unless the context otherwise requires:

    1.1  "Acquired  Company"  shall  mean  Clinicom  Incorporated,  a   Delaware
corporation.

    1.2  "Acquired  Company Information"  shall have  the  meaning set  forth in
Section 2.3.1.

    1.3 "Acquired Company Reports" shall have the meaning set forth in Section 3.21.

    1.4 "Acquired Company Software" shall have the meaning set forth in Section 3.14.2(iii).

    1.5 "Acquired Company Stock" shall mean the common stock, $0.001 par value per share, of the Acquired Company.

    1.6 "Agreement" shall mean this Agreement of Merger.

    1.7  "Certificate of  Merger" shall  have the  meaning set  forth in Section
2.1.2.

    1.8 "Benefit Plans" shall have the meaning set forth in Section 3.16.

    1.9 "Certificates" shall have the meaning set forth in Section 2.2.2 hereof.

   1.10 "Closing" shall have the meaning set forth in Section 2.1.9 hereof.

   1.11 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 8.1 hereof.

   1.12 "Covenants Not to Compete" shall mean the Covenants Not to Compete referred to in Section 6.11.

   1.13 "Current Plan" shall have the meaning set forth in Section 3.16.1.

   1.14 "Customer Contracts" shall have the meaning set forth in Section 3.12.1.

   1.15 "Director Stock Option Plan" shall mean the Clinicom Incorporated Nonemployee Director Stock Option Plan.

   1.16 "Delaware Code" shall mean the Delaware General Corporation Law.

   1.17 "DOL" shall mean the United States Department of Labor.

   1.18 "Effective Time" shall have the meaning set forth in Section 2.1.2.

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   1.19  "Employee Stock Option Plan" shall  mean the Clinicom Incorporated 1985
Employee Stock Option Plan.

   1.20 "Employee Stock Purchase Plan" shall mean the Clinicom Incorporated Employee Stock Purchase Plan.

   1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   1.22 "ERISA Affiliate" shall mean, with respect to a Person, any other Person that is required to be aggregated with such Person under Tax Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing Date.

   1.23 "ERISA Plan" shall have the meaning set forth in Section 3.16.1.

   1.24 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   1.25 "Exchange Agent" shall have the meaning set forth in Section 2.2.1.

   1.26 "Exchange Ratio" shall have the meaning set forth in Section 2.1.6(a).

   1.27 "401(k) Plan" shall mean the Clinicom Incorporated 401(k) Savings Plan and Trust.

   1.28 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust and Improvements Act of 1976, as amended.

   1.29 "Hazardous Substance" shall have the meaning set forth in Section 3.18.

   1.30 "IRS" shall mean the United States Internal Revenue Service.

   1.31 "Licensed Software" shall have the meaning set forth in Section 3.14.2(ii).

   1.32 "Material Adverse Effect" (whether or not capitalized) shall mean a material adverse effect on the businesses, assets (including intellectual property rights) or operations of the corporation in question and its subsidiaries, taken as a whole, which results from or is the consequence of any claim, loss, damage or occurrence when aggregated with any other claims, losses, damages or occurrences arising from the same or any substantially similar act, failure to act, event, cause or circumstances. For purposes of this definition, all breaches of representations and warranties set forth in Section 3.16 shall be deemed to arise from the same act, event, cause or circumstances.

   1.33 "Material Contracts" shall have the meaning set forth in Section 3.12.

   1.34 "Merger" shall mean the merger of the Acquired Company with and into Purchaser, as set forth in Section 2.1.1.

   1.35 "Merger Consideration" shall have the meaning set forth in Section 2.1.6(a).

   1.36 "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotation System.

   1.37 "1933 Act" shall mean the Securities Act of 1933, as amended.

   1.38  "Outside  Closing Date"  shall have  the meaning  set forth  in Section
10.1.3.

   1.39 "Owned Software" shall have the meaning set forth in Section 3.13.

   1.40 "Parent" shall mean HBO & Company, a Delaware corporation, which is the sole stockholder of Purchaser.

   1.41 "Parent Reports" shall have the meaning set forth in Section 4.6.

   1.42 "Parent Stock" shall mean the common stock, $0.05 par value per share, of Parent.

   1.43 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

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   1.44  "Person" shall include, but is not  limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation, a professional association or other entity.

   1.45 "Pre-Closing Parent  Stock Price" shall  have the meaning  set forth  in
Section 7.8.

   1.46 "Purchaser" shall mean HBO & Company of Georgia, a Delaware corporation.

   1.47 "Real Property" shall have the meaning set forth in Section 3.18.

   1.48 "Registration Statement" shall have the meaning set forth in Section 2.3.1.

   1.49 "SEC" shall mean the Securities and Exchange Commission.

   1.50 "Stock Plans" shall mean the Director Stock Option Plan, Employee Stock Option Plan and Employee Stock Purchase Plan.

   1.51  "Surviving Corporation"  shall have  the meaning  set forth  in Section
2.1.1 hereof.

   1.52 "Takeover Proposal" shall have the meaning set forth in Section 2.11 hereof.

   1.53 "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

II.  COVENANTS AND UNDERTAKINGS.

    2.1  TERMS AND APPROVAL OF MERGER.

    2.1.1. TERMS OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Code, the Acquired Company shall be merged with and into Purchaser (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof. Following the Merger, Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquired Company shall cease.

    2.1.2. EFFECTIVE TIME; EFFECTS OF THE MERGER. The Merger shall become effective when both (i) this Agreement shall be adopted and approved by the stockholders of the Acquired Company in accordance with the applicable provisions of the Delaware Code and (ii) a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Delaware Code is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time"). The Merger shall have the effects set forth in the Delaware Code.

    2.1.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Purchaser as in effect immediately preceding the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Purchaser as in effect immediately preceding the Effective Time shall be the Bylaws of the Surviving Corporation.

    2.1.4. DIRECTORS. The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    2.1.5. OFFICERS. The officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    2.1.6. CONVERSION OF SHARES. (a) Subject to Section 2.1.6(g) below, each outstanding share of Acquired Company Common Stock issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive four-tenths (4/10ths) of a share of Parent Stock (the "Exchange Ratio"), deliverable to the holder thereof, without interest on the value thereof, upon the

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surrender  of the  certificate(s) formerly representing  such outstanding share.
(The shares of Parent Stock, or cash in lieu of fractions thereof, receivable by each Acquired Company stockholder as described above are referred to hereinafter as the "Merger Consideration.")

    (b) Each share of Acquired Company Stock held in the treasury of the Acquired Company shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist.

    (c) Subject to any applicable escheat laws, until surrendered and exchanged pursuant hereto, each certificate that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock shall be deemed for all corporate purposes of Parent, subject, however, to the other provisions of this
Section 2.1.6, to evidence the ownership of the number of whole shares of Parent Stock into which the shares of Acquired Company Stock represented thereby shall have been converted, and shall be deemed to represent the right to receive the amount of cash in lieu of fractional shares, if any, into which the shares of Acquired Company Stock represented thereby shall have been converted pursuant to subsection (a) of this Section 2.1.6. No interest shall be payable with respect to any cash payment in lieu of fractional shares. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of Parent Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any certificate that at the Effective Time represented Acquired Company Stock unless and until such certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for shares of Parent Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to such shares of Parent Stock subsequent to the Effective Time. No interest shall be payable with respect to such payment or delivery of any dividends or other distributions upon the surrender of certificates that represented Acquired Company Stock at the Effective Time.

    (d) No certificates or scrip representing fractional shares of Parent Stock shall be issued upon surrender of certificates representing Acquired Company Stock converted pursuant hereto, and no dividend, stock split, or other distribution of Parent shall relate to any such fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, any holder of Acquired Company Stock shall be entitled, upon surrender in accordance herewith of such holder's certificate or certificates representing Acquired Company Stock, to receive a cash payment therefor, without interest, at a PRO RATA amount based on a per share amount equal to the Pre-Closing Parent Stock Price. No interest shall accrue with respect to any cash held for the benefit of holders of unsurrendered certificates theretofore representing shares of Acquired Company Stock at the Effective Time.

    (e) All shares of Parent Stock into which shares of the Acquired Company Stock have been converted pursuant to this Section 2.1.6 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

    (f) The stock transfer books of the Acquired Company shall be closed at the Effective Time, and thereafter no transfer of any shares of Acquired Company Stock shall be recorded thereon. In the event a transfer of ownership of shares of Acquired Company Stock is not recorded on the stock transfer books of the Acquired Company, a certificate or certificates representing the number of whole shares of the Parent Stock into which such shares of Acquired Company Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of Acquired Company Stock if the certificate or certificates representing such shares of Acquired Company Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of Acquired Company

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Stock  and by the payment  of any applicable stock  transfer tax with respect to such transfer, subject to compliance with any restrictions or conditions contained herein with respect to the transfer of shares of Acquired Company Stock.

    (g) In the event that Parent at any time or from time to time after the date of this Agreement, but prior to the Effective Time, effects a subdivision or combination of the outstanding Parent Stock into a greater or lesser number of shares, then and in each such event the Exchange Ratio described in Section 2.1.6(a) shall be increased or decreased proportionately. In the event that Parent at any time or from time to time shall fix a record date, which record date is after the date of this Agreement but prior to the Effective Time, for the determination of holders of Parent Stock entitled to receive a dividend or other distribution payable in additional shares of Parent Stock, cash (except Parent's regular quarterly dividend), or any other property, then and in each such event, regardless of whether such dividend is to be paid prior to or after the Effective Time, the Merger Consideration payable hereunder per share of Acquired Company Stock shall be increased to reflect such dividend or distribution as though each stockholder of the Acquired Company were, as of such issuance or record date, a holder of record of that number of shares of Parent Stock comprising the Merger Consideration otherwise payable to such stockholder pursuant to Section 2.1.6(a).

    2.1.7.   STOCK OPTIONS.    Options granted  under  the Stock  Option  Plans,
regardless of whether such options are currently exercisable, shall be treated as follows:

        (a) At the Effective Time, Parent shall assume the Acquired Company's rights and obligations under each of the outstanding options previously granted under the Director Stock Option Plan and the Employee Stock Option Plan (each such option existing immediately prior to the Effective Time being called an "Existing Option," and each such option so assumed by Parent being called an "Assumed Option"), by which assumption the optionee shall have the right to purchase that number of shares of Parent Stock (rounded down to the nearest whole) into which the number of shares of Acquired Company Stock the optionee was entitled to purchase under the Existing Option would have been converted pursuant to the terms of the Merger as described in Section 2.1.6 hereof. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Parent for Acquired Company as issuer and employment by Parent, Purchaser or one of their respective subsidiaries for employment by the Acquired Company. The aggregate price for the total number of shares of Parent Stock at which the Assumed Option may be exercised shall be the aggregate price at which the Existing Option was exercisable for the total number of shares of Acquired Company Stock, reduced (as necessary for purposes of rounding down) to the price that will buy the number of whole shares for which the Assumed Option will be exercisable in accordance with this paragraph (a), and the purchase price per share of Parent Stock thereunder shall be such aggregate price divided by the total number of shares of Parent Stock covered thereby.

        (b) Each participant in the Employee Stock Purchase Plan on the day prior to the Effective Date shall receive (1) the number of shares of Parent Stock into which the shares of Acquired Company Stock issuable to such participant in accordance with the Employee Stock Purchase Plan would have been converted and (2) cash in lieu of any fractional share of Parent Stock, together with a cash refund of any excess of the amount collected during the purchase period, over the amount of the purchase price of the Acquired Company Stock that otherwise would be issuable to such participant.

    2.1.8.  STOCKHOLDERS'  MEETING.   The Acquired Company,  acting through  its
Board of Directors, shall:

        (a) promptly furnish a copy of the proxy statement/prospectus included in the Registration Statement (defined in Section 2.3.1 below) to each of its stockholders after the Registration Statement has become effective with the SEC;

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        (b) duly call, give notice of, convene and hold a special meeting of its
    stockholders  and  submit  this  Agreement  and  any  related  matters,   as
    appropriate, and the Merger to a vote of the Acquired Company's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters; and

        (c)  use  its  reasonable best  efforts,  subject to  the  provisions of
    Section 2.11, to obtain the necessary approval of the Merger by its stockholders.

    2.1.9. CLOSING; FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof, the Acquired Company and Purchaser shall execute and file the Certificate of Merger referred to in Section 2.1.2 in the manner required by the Delaware Code, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.1.9, a closing (the "Closing") will be held as set forth in Section 8.1 hereof, for the purpose of confirming all of the foregoing.

    2.2  DELIVERY OF MERGER CONSIDERATION.

    2.2.1. EXCHANGE AGENT. Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as Exchange Agent in connection with the Merger (the "Exchange Agent"). At the Effective Time, Purchaser or Parent shall take all steps necessary to enable and cause Parent or the Surviving Corporation to provide the Exchange Agent with the shares of Parent Stock and cash in respect of fractional shares necessary to deliver the Merger
Consideration to  each  holder of  Acquired  Company Stock  as  contemplated  by
Section 2.1.6 hereof prior to the time that such deliveries are required to be made by the Exchange Agent as provided in this Section 2.2.

    2.2.2. SURRENDER OF CERTIFICATES AND DELIVERY OF MERGER CONSIDERATION. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock (the "Certificates"), a letter of transmittal in customary form (which specifies that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed, together with any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and such Certificate shall forthwith be cancelled. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.

    2.3.3. ESCHEAT LAWS. Notwithstanding any provision of this Article II to the contrary, neither Parent nor the Surviving Corporation shall be liable to any holder of Certificates formerly representing shares of Acquired Company Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.3  SEC REGISTRATION.

    2.3.1. The Acquired Company shall furnish to Parent such information about the Acquired Company, including without limitation information about its stockholders, as may be necessary to enable Parent to prepare and file with the SEC a Registration Statement on Form S-4 under the 1933 Act, and the rules and regulations promulgated thereunder, in respect of the Parent Stock to be issued by reason of the Merger (such registration statement, the prospectus included therein and the proxy

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statement  to be furnished to the holders of the Acquired Company Stock, in each case together with any amendments thereto, being referred to in this Agreement as the "Registration Statement"). The Acquired Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of the Acquired Company with respect to the Acquired Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, the Acquired Company shall immediately notify Parent
and   shall  assist  Parent  in  appropriately  amending  or  supplementing  the
Registration Statement in the manner contemplated in Section 2.3.4 below. The Registration Statement insofar as it relates to information concerning the Acquired Company, or its business, assets, directors, officers, or stockholders or other matters pertaining to the Acquired Company that is supplied by the Acquired Company for inclusion in the Registration Statement (the "Acquired
Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that the Acquired Company shall have no liability or obligation for any information other than the Acquired Company Information.

    2.3.2. The Acquired Company shall use its reasonable best efforts to cause its accountants, Arthur Andersen, LLP, to deliver to Parent letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Parent, both (i) to the effect that the Acquired Company satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests"; and (ii) containing such matters as are customarily contained in auditors' letters regarding information about the Acquired Company furnished expressly for inclusion in the Registration Statement, and in a form and substance reasonably satisfactory to Parent. The Parent shall use its reasonable best efforts to cause its accountants, Arthur Andersen, LLP to deliver to the Acquired Company letters at such times to the effect that the Parent satisfies the applicable tests for accounting for the Merger as a "pooling of interests."

    2.3.3. Parent shall file and use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply with any applicable federal or state securities laws in connection with the issuance of Parent Stock in the Merger; except that such covenant of Parent is made, as to those portions of the Registration Statement containing or required to contain Acquired Company Information, assuming and relying on timely and full compliance with Sections 2.3.1 and 2.3.2.

    2.3.4. Parent covenants that the Registration Statement shall not, at the time it is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; except that such covenant of Parent is made, as to those portions of the Registration Statement containing or required to contain Acquired Company Information, assuming and relying on timely and full compliance with Sections 2.3.1 and 2.3.2. If at any time prior to the Effective Time any event or circumstance should come to the attention of Parent that is required to be set forth in an amendment or supplement to the Registration Statement, Parent shall use its reasonable best efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

    2.3.5. Parent covenants that the Registration Statement and all other documents required to be filed by Parent with the SEC in connection with the transactions contemplated herein shall comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and

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the rules and  regulations thereunder  and the Exchange  Act and  the rules  and regulations thereunder; except that Parent shall have no liability or obligation for any failure to comply with such requirements arising out of the Acquired Company Information.

    2.3.6. Parent shall use all its reasonable best efforts to file all reports required to be filed by it on a timely basis under the 1933 Act or the Exchange Act and the rules and regulations adopted by the SEC thereunder. Parent and the Acquired Company shall use their reasonable best efforts to take such further action as may be necessary to ensure that the requirements of Rule 144(c) under the 1933 Act are satisfied so as to enable any "affiliates" of the Acquired Company (as that term is used in Rule 145 under the 1933 Act) to offer or sell the Parent Stock received by them in the Merger pursuant to paragraph (d) of Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

    2.3.7. Parent shall use its reasonable best efforts to obtain prior to the effective date of the Registration Statement all necessary "Blue Sky" permits and approvals, if any, required to consummate the Merger.

    2.4  AFFILIATES.

    (a) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the Securities Act on the date of the Acquired Company's stockholder meeting to deliver to the Parent at the Closing a written agreement substantially in the form attached hereto as EXHIBIT 2.4(a) ("Rule 145 Letters").

    (b) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the Securities Act 31 days prior to the date of the Acquired Company's stockholder meeting to deliver to the Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(b) ("Pooling Letters").

    2.5 TRADING PROHIBITIONS. The parties hereto hereby acknowledge that as a result of disclosures by the Acquired Company, Parent and Purchaser contemplated under this Agreement, each of the parties and their affiliates may, from time to time, have material, non-public information concerning the Acquired Company, Parent, Purchaser and their respective subsidiaries or affiliated companies. The parties confirm that they and their affiliates are aware, and have advised their directors, officers, employees and representatives that, (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other person except as permitted herein.

    2.6  CONDUCT OF THE BUSINESS OF THE ACQUIRED COMPANY PRIOR TO CLOSING.

    2.6.1. Except (i) with the prior consent in writing of Purchaser (which consent may not be unreasonably withheld in respect of subparagraph (e) below),
(ii) as may be required to effect the transactions contemplated by this Agreement, or (iii) as provided otherwise in this Agreement, the Acquired Company covenants that, between the date of this Agreement and the Effective Time, the Acquired Company will conduct its business in the ordinary course, and that it will:

        (a) preserve the corporate organization of the Acquired Company intact and use its reasonable best efforts to preserve the goodwill of customers and others having business relations with the Acquired Company;

        (b) use its reasonable best efforts to maintain the properties of the Acquired Company in substantially the same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted;

        (c) not effect any sale, assignment or transfer of any of its assets except in the ordinary course of business and except for the transfer of funds described on EXHIBIT 2.6.1(c) a trust under the Acquired Company's Executive Retention Plan;

        (d) use its reasonable best efforts to keep in force at no less than their present limits all existing policies of insurance or comparable replacements thereof insuring the Acquired Company and its properties;

        (e) not enter into or renew any Material Contract, enter into any material amendment to any Material Contract or suffer, permit or incur any of the transactions or events described in Section 3.9 hereof to the extent such events or transactions are within the control of the Acquired Company (except that the Acquired Company may enter into Customer Contracts in the ordinary course of business consistent with historical practices);

        (f) not make or permit any change in the Acquired Company's Certificate of Incorporation or Bylaws, or in its authorized securities;

        (g) other than pursuant to the existing terms of the Employee Stock Purchase Plan, not grant any stock option or right to purchase any security of the Acquired Company, issue any security convertible into such securities, purchase, redeem, retire or otherwise acquire any of such securities, or agree to do any of the foregoing or declare, set aside or pay any dividend, make any other distribution or declare any split in respect of such securities;

        (h) not adopt any new Benefit Plan or amend any existing Benefit Plan, and not make any contribution to or distribution from any employee benefit plan, pension plan, stock bonus plan, 401(k) plan or profit sharing plan (except for the payment of any health, disability and life insurance premiums that may become due and except for contributions or distributions required to be made or as consistently made in the past pursuant to the terms of any Benefit Plans);

        (i) not change the amortization or capitalization policies for Owned Software or otherwise make any material changes in the accounting policies of the Acquired Company;

        (j) not issue any note, bond or other debt security, or create, incur, assume or guarantee any indebtedness for borrowed money;

        (k) not issue any shares of Acquired Company Stock other than shares issuable upon exercise of presently exercisable options granted under the Employee Stock Option Plan and the Director Stock Option Plan and shares purchased prior to the Closing under the Employee Stock Purchase Plan;

        (l) not alter in any manner not permitted herein the terms, conditions or dates of vesting or exercise of any of the options granted under the Stock Option Plans; and

        (m) promptly advise Purchaser in writing of any matters arising or of which the Acquired Company becomes aware after the date of this Agreement that, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

    2.6.2. Except after prior notification to, and with the prior written consent of, Purchaser, which consent shall not be unreasonably withheld, the Acquired Company shall not make, between the date of this Agreement and the Effective Time, any change in its banking or safe deposit arrangements or grant any powers of attorney.

    2.7 FILING OF TAX RETURNS. The Acquired Company shall cause all of the Acquired Company's material federal, state and local tax returns required to be timely filed before the Effective Time to be timely and accurately filed with the appropriate taxing authorities. For purposes of this Section 2.7, such returns shall be deemed timely filed if the Acquired Company has obtained an extension from the appropriate taxing authority as to the time in which it may file such tax returns. The Acquired Company shall submit all such tax returns to Purchaser at least fifteen (15) days prior to the date they must be filed, and Purchaser shall have the opportunity to comment on such returns. The Acquired Company shall give reasonable and due consideration to any comments on such returns made by Purchaser in light of the circumstances in which they are made.

    2.8  EXAMINATION OF PROPERTY AND RECORDS; CONFIDENTIALITY OF INFORMATION.

    2.8.1. Between the date of this Agreement and the Effective Time, the Acquired Company shall allow Purchaser, its counsel and other representatives full access to its books, records, files, documents, assets, properties, contracts and agreements as may be reasonably requested, and the Acquired Company shall furnish the Purchaser, its officers and representatives during such period with all information concerning its affairs as may be reasonably requested. Between the date of this Agreement and the Effective Time, Parent shall provide to the Acquired Company such information about Parent as the executive officers of the Acquired Company reasonably request in the context of the transactions provided for herein. All such requests shall be directed to the Chief Financial Officer of Parent. Each party shall conduct any investigation in a manner that will not unreasonably interfere with the businesses of the other party.

    2.8.2.   All  non-public information  acquired by  a party  pursuant to this
Section 2.8 or otherwise in connection with this Agreement, whether or not in writing, concerning the business, operations and affairs of another party, will be kept confidential and will not be disclosed to any Person other than the parties hereto or their authorized representatives (who shall be subject to the same obligations) and will not be used for any purpose other than the consummation of the Merger and the related transactions described herein, provided that any party may, upon advice of counsel, and upon prior notice to the party whose information is sought to be disclosed, comply with any order of any court or governmental body. Promptly upon termination of this Agreement, and at the request of a disclosing party, all written materials thus obtained by another party or any of its representatives and all copies and extracts of such materials will be delivered to the disclosing party.

    2.9 CONSENTS AND APPROVALS. As and to the extent requested by Purchaser, the Acquired Company shall use its reasonable best efforts to obtain the waiver, consent and approval of all persons (other than customers) whose waiver, consent or approval (i) is required in order to consummate the transactions contemplated by this Agreement or (ii) is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which the Acquired Company is a party or subject on the Effective Time and (a) that would prohibit or require the waiver, consent or approval of any party to such transactions or (b) under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder or give rise to a right of any party thereto to terminate its obligations thereunder. The failure of the Acquired Party to obtain any such waiver, consent or approval (after using its reasonable best efforts to do so) shall not constitute a breach of, or default under, this Agreement.

    2.10 SUPPLYING OF FINANCIAL STATEMENTS. Parent and the Acquired Company shall each deliver to the other all of its regularly prepared audited and unaudited consolidated and consolidating financial statements prepared after the date of this Agreement, in format historically published or utilized internally (as applicable), and any financial statements prepared for filing with the SEC, as soon as each is available.

    2.11 NO SOLICITATION. The Acquired Company shall not, and the Acquired Company shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Acquired Company to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereafter defined). Neither the Board of Directors of the Acquired Company nor any committee thereof shall (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser the approval or recommendation by the Board of Directors of the Acquired Company of the Merger or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal or any other acquisition of outstanding shares of Acquired Company Stock other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of

Directors of the Acquired Company from furnishing information to or entering into discussions or negotiations with any unsolicited Person, or taking any action described in clauses (a) and (b) of the preceding sentence, if and only to the extent that the Board of Directors of the Acquired Company shall have determined in good faith, after receiving written advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. The Acquired Company will immediately notify the Purchaser if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Acquired Company. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal, other than a proposal by Purchaser or any of its affiliates, for a merger, share exchange or other business combination involving the Acquired Company or any proposal or offer to acquire in any manner a substantial equity interest in the Acquired Company or a substantial portion of the assets of the Acquired Company.

    2.12 HSR ACT FILINGS. Parent and the Acquired Company shall each, in cooperation with the other, make the required filings in connection with the transactions contemplated by this Agreement under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each party shall make all such further filings and submissions, and take such further action, as may be required in connection therewith, and shall furnish the other all information in its possession necessary therefor. Parent and the Acquired Company shall each notify the other immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division of the Department of Justice or the Federal Trade Commission, and the party receiving the request shall use its best efforts to comply with such request as soon as possible. Neither such party shall withdraw any such filing or submission without the written consent of the other.

    2.13 TAX REPORTING. For federal and state tax purposes, Purchaser and Parent shall report the transactions contemplated by this Agreement as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code and similar state laws. Prior to the Effective Time, the Acquired Company will deliver to Purchaser and Parent letters to the reasonable satisfaction of Purchaser and Parent from the Acquired Company and certain of its stockholders that when read together provide assurance that there is no plan or intention on the part of the stockholders of the Acquired Company (or knowledge of such plan or intent to the extent the Acquired Company provides a representation with respect to holders of less than five percent (5%) of the Acquired Company Stock) to sell, exchange or otherwise dispose of a number of shares of Parent Stock received in the Merger that would reduce the Acquired Company's stockholders' ownership of Parent Stock received in the Merger to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the outstanding stock of Acquired Company immediately prior to the Effective Time. Purchaser, Parent and the Acquired Company agree that satisfaction of the representations described above will constitute satisfaction of the "continuity of interest" requirement for reorganizations under Section 368(a) of the Tax Code. Each of Purchaser, Parent and the Acquired Company shall use their reasonable best efforts to obtain the tax opinions described in 6.6 and 7.6 hereof.

    2.14 INDEMNIFICATION OF ACQUIRED COMPANY OFFICERS AND DIRECTORS. The Purchaser agrees that it will provide to the directors and officers of the Acquired Company indemnification in accordance with the current provisions of the Certificate of Incorporation and By-Laws of the Acquired Company with respect to matters occurring prior to the Effective Time, including, without limitation, this Agreement and the transactions contemplated hereby, for a period of five years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the fifth anniversary of the Effective Time, until such matters are finally resolved). To the fullest extent permitted by applicable law, the Purchaser shall advance expenses in connection with the foregoing indemnification. The Parent shall cause to be maintained in effect for twelve (12) months following the Closing the current policies of directors' and officers' liability insurance currently maintained by the Acquired Company, which policies are described on
EXHIBIT 3.19, at no
greater than one hundred percent (100%) of the annual premiums for such coverage as of the date hereof (as reflected on such EXHIBIT 3.19), provided that the Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous. In the event that the premiums for the continued coverage exceed 100% of the premiums for the coverage as of the date hereof (the "100% Amount"), Purchaser shall either substitute coverage meeting the requirements of the proviso in the preceding sentence or continue the existing insurance but reduce the maximum amount of coverage to that available for premiums equal to the 100% Amount.

    2.15 PUBLICATION OF OPERATIONAL RESULTS. Purchaser agrees to use its reasonable best efforts to make publicly available joint results of operations of Parent and the Acquired Company in respect of the first full calendar month subsequent to Closing no later than twenty (20) days following the end of such calendar month.

    2.16 CONTINGENT REGISTRATION RIGHTS. In the event that the average weekly reported volume of trading of the Parent Stock, as reported through the automated quotation system of the Nasdaq Stock Market National Market System, during any four (4) calendar week period ending on any date within six months following the Closing Date constitutes less than two percent (2%) of the number of shares of Parent Stock outstanding as of such date, Parent shall use its best efforts to file promptly and make effective with the SEC a Registration Statement covering the Parent Stock owned by Wind Point Partners II, L.P. (or its partners), Marshall D. Miller, his children, Phileona Foundation and Dorado Investment Company (the "Selling Stockholders") on the basis set forth on the attached EXHIBIT 2.16. Parent acknowledges and agrees that this covenant is made for the express benefit of the Selling Stockholders.

III.  REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANY.

    The Acquired Company represents and warrants to Purchaser and Parent as follows:

    3.1  ORGANIZATION, STANDING AND FOREIGN QUALIFICATION.

    3.1.1. The Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

    3.1.2. The Acquired Company is duly qualified and/or licensed to transact business and in good standing as a foreign corporation in the jurisdictions listed in EXHIBIT 3.1 hereto, and the character of the property owned or leased by the Acquired Company and the nature of the business conducted by it does not require such qualification and/or licensing in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon the Acquired Company.

    3.2  AUTHORITY AND STATUS.

    3.2.1. The Board of Directors of the Acquired Company, by unanimous vote of all directors present at a meeting duly called and held, has (i) determined that the Merger is fair to and in the best interests of the stockholders of the Acquired Company and (ii) resolved to submit the Merger to and recommend approval of the Merger by the stockholders of the Acquired Company.

    3.2.2. The Acquired Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder, and, upon approval of the transactions provided for herein by its stockholders, to consummate the transactions contemplated hereby without any other corporate or stockholder approval. The execution, delivery and performance by the Acquired Company of this Agreement and each and every other agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors of the Acquired Company. Assuming this Agreement and each and every agreement, document or instrument to be executed, delivered and performed by the Acquired Company in connection herewith are valid and legally binding obligations of Purchaser and Parent, this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Acquired Company in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligation of the Acquired Company enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as EXHIBIT 3.2 are true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Acquired Company.

    3.2.3. The Board of Directors of the Acquired Company received an opinion from Dean Witter Reynolds Inc., its financial advisor, concurrently with the approval described in Section 3.2.1 above to the effect that the consideration to be received by the Acquired Company's stockholders in the Merger is fair to such stockholders from a financial point of view.

    3.3 CAPITALIZATION. The entire authorized capital stock of the Acquired Company consists of thirty-five million (35,000,000) shares of stock, of which thirty million (30,000,000) shares are designated Common Stock, par value $0.001 per share, and five million (5,000,000) shares are designated Preferred Stock, par value $.001 per share. Of the total authorized Common Stock, as of June 30, 1995, eight million six hundred sixty thousand eight hundred one (8,660,801) shares were issued and outstanding and no shares were held in the Acquired Company's treasury. Of the total authorized Preferred Stock, no shares are issued. As of June 30, 1995, there were options outstanding under the Director Stock Option Plan and the Employee Stock Option Plan entitling the optionees thereunder, upon valid exercise, to acquire in the aggregate one million two hundred ninety-two thousand two hundred fifty-eight (1,292,258) shares of Common Stock. All of the outstanding shares of Acquired Company Stock (and any shares issuable pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized and will be, when issued and the option price paid, validly issued, fully paid and nonassessable. None of the capital stock of the Acquired Company is entitled to or subject to preemptive rights. Other than the requisite stockholder vote to consummate the Merger, the authorization or consent of no other Person is required in order to consummate the transactions contemplated herein by virtue of any such Person having an equitable or beneficial interest in the capital stock of the Acquired Company. Except as set forth on EXHIBIT 3.3, there are no outstanding options, warrants, calls, commitments or plans by the Acquired Company or any Subsidiary to issue any additional shares of its capital stock, to pay any dividends on such shares or to purchase, redeem, or retire any outstanding shares of its capital stock, nor are there outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Acquired Company. Other than as disclosed on EXHIBIT 3.3, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Acquired Company is a party or is bound with respect to the voting of the capital stock of the Acquired Company.

    3.4 ABSENCE OF EQUITY INVESTMENTS. Except as described in EXHIBIT 3.4 hereto, the Acquired Company does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, joint venture, trust or other business entity.

    3.5  LIABILITIES AND OBLIGATIONS OF THE ACQUIRED COMPANY.

    3.5.1. Attached hereto as EXHIBIT 3.5.1 are true and complete copies of the Acquired Company's audited balance sheets as of December 31, 1992, December 31, 1993 and December 31, 1994 and the related statements of operations, stockholders' equity and cash flows for the years then ended, together with the reports of Arthur Andersen, LLP thereon, and an unaudited balance sheet as of March 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the three-month period then ended (respectively, the "1992, 1993, 1994 and Interim 1995 Acquired Company Financial Statements"). The 1992, 1993, 1994 and Interim 1995 Acquired Company Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the financial condition of the Acquired Company as of the respective dates thereof (subject, in the case of the Interim 1995 Acquired

Company Financial Statements, to the absence of footnotes and to normal year-end adjustments). Except as set forth on EXHIBIT 3.5.1, the Acquired Company has no liabilities, whether absolute, contingent, accrued or otherwise ("Liabilities"), except for (i) any Liability to the extent accrued or reserved against in the balance sheet included in the Interim 1995 Acquired Company Financial Statements or disclosed in the notes to the 1994 Acquired Company Financial Statements;
(ii) any Liability which was incurred after March 31, 1995 in the ordinary course of business, which Liabilities have not individually or in the aggregate had and would not have a Material Adverse Effect; (iii) any Liabilities to the extent disclosed in the Acquired Company Reports and (iv) any other Liabilities which would not have a Material Adverse Effect. The Acquired Company has delivered to Purchaser true and complete copies of interim management-prepared financial statements for the two months ending May 31, 1995 with schedules in respect of accrued expenses attached thereto.

    3.6  TAX RETURNS.

    3.6.1. The Acquired Company has, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all federal, state, foreign and local income, franchise, sales, real and personal property and other tax returns and reports required to be filed by it prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns, except where the failure to so file any such return or report would not have a Material Adverse Effect upon the Acquired Company. The tax basis of all assets of the Acquired Company as reflected on its books and records is correct and accurate in all material aspects. No material assessments or notices of deficiency or other communications have been received by the Acquired Company, nor have any been threatened, with respect to any such tax return that has not been paid, discharged or fully reserved in the Interim 1995 Acquired Company Financial Statements or EXHIBIT 3.6 hereto, and no amendments or applications for refund have been filed or are planned with respect to any such return. Except as set forth on EXHIBIT 3.6, there are no agreements between the Acquired Company and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any tax return, and the Acquired Company has not filed any consent or election under the Tax Code, including, without limitation, any election under Section 341(f) of the Tax Code.

    3.6.2. The Acquired Company has not made any parachute payments as such term is defined in Section 280G of the Tax Code, is not obligated to make any parachute payments, and is not a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under Section 280G of the Tax Code.

    3.6.3 The Acquired Company (a) has withheld proper and accurate amounts in compliance, in all material respects, with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of the Acquired Company, (b) has correctly and properly prepared and duly and timely filed all returns and reports relating to those amounts withheld from its officers and employees and to its employer liability for employment taxes under the Tax Code and applicable state and local laws and (c) has duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from its officers and employees and any additional material amounts that represent its employer liability under applicable law for employment taxes.

    3.6.4 The income tax returns of the Acquired Company have been audited by the IRS or the statute of limitations for assessment has closed for all tax years through the year ended December 31, 1990, and all taxes, deficiencies, penalties and interest relating to such tax years have been fully paid and satisfied by the Acquired Company.

    3.6.5 No issue has been raised by the IRS, any state or local taxing authority, or any other investigation or audit, that will have, or can be expected to have, a Material Adverse Effect on the Acquired Company.

    3.6.6 The 1992, 1993, 1994 and Interim 1995 Acquired Company Financial Statements include, and the accounts of the Acquired Company will include, for all periods up to and including the Closing Date, adequate provision under generally accepted accounting principles for all unpaid applicable taxes, assessments, fees and charges relating to the Acquired Company.

    3.6.7 The Acquired Company is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the Tax Code.

    3.7 OWNERSHIP OF ASSETS AND LEASES. The Acquired Company has title to all of its property and assets used or useful in its business, other than leased or licensed property and immaterial items of personal property, free and clear of any liens, security interests, claims, charges, options, rights of tenants or other encumbrances, except as disclosed in EXHIBIT 3.7 or reserved against in the Interim 1995 Acquired Company Financial Statements (to the extent and in the amounts so disclosed or reserved against) and except for liens arising from current taxes not yet due and payable and other immaterial liens. The Acquired Company has not received any payment from a lessor or licensee in connection with or as inducement for entering into a lease or license in which the Acquired Company is a lessee or licensee, except licenses, fees and similar payment in the ordinary course of business. All buildings and material items of machinery and equipment owned or leased by the Acquired Company are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. Except as reserved against in the Interim 1995 Acquired Company Financial Statements, or disclosed on EXHIBIT 3.7, the inventories of the Acquired Company consist only of items of supplies and computer-related equipment of a quality and quantity usable in the normal course of their businesses. The Acquired Company has received no written notice of a material violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to its operations and properties, whether owned or leased. All of the accounts receivable of the Acquired Company as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

    3.8  AGREEMENT DOES NOT VIOLATE OTHER  INSTRUMENTS.  Except as set forth  on
EXHIBIT 3.8 hereto, the execution and delivery of this Agreement by the Acquired Company does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Acquired Company or violate, breach or constitute an occurrence of default under any provision of, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under any Material Contract, or any order, judgment or decree to which the Acquired Company is a party or is bound or by which the Acquired Company's assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act and applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Acquired Company, or any assets, properties or operations of the Acquired Company in connection with the execution and delivery by the Acquired Company of this Agreement or the consummation of the transactions contemplated hereby.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on EXHIBIT 3.9, since March 31, 1995, the Acquired Company has operated in the ordinary course of business and there has not been (i) any material damage, destruction or other casualty loss with respect to property owned or leased by the Acquired Company, whether or not covered by insurance; (ii) any increase in dividends or employee compensation or benefits payable by the Acquired Company, except for increases in compensation in the ordinary course of business consistent with historical practices; (iii) any material change in accounting methods; or (iv) any other event or condition that has resulted in any Material Adverse Effect.

    3.10 LITIGATION. Except as otherwise set forth in EXHIBIT 3.10 hereto, there is no suit, action, arbitration, proceeding, claim or investigation pending or, to the knowledge of the Acquired Company, threatened against or affecting the Acquired Company that would have a Material Adverse Effect, and, to the knowledge of the Acquired Company, there exists no reasonable basis or grounds for any such suit, action, arbitration, proceeding, claim or investigation that would have a Material Adverse Effect.

    3.11 LICENSES AND PERMITS; COMPLIANCE WITH LAW. The Acquired Company holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business and the use of its assets except for such licenses, certificates, permits franchises and rights the absence of which would not have a Material Adverse Effect in respect of the Acquired Company. Except as noted in EXHIBIT 3.11, and except for any matters which will not have a Material Adverse Effect in respect of the Acquired Company, the Acquired Company presently is conducting its business so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, the Acquired Company is not presently charged with, or under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or, to the knowledge of the Acquired Company, threatened adverse proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

    3.12 CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. EXHIBIT 3.12 hereto consists of a true and complete list as of the date hereof (identifying by title, date and parties) of all contracts, agreements, commitments and other instruments (whether oral or written) to which the Acquired Company is a party (excluding all contracts between the Acquired Company and Purchaser) as follows:

        3.12.1. any contracts, agreements, commitments or other instruments in effect with any customer of the Acquired Company (excluding any customer that has purchased products or services of the Acquired Company through the Purchaser), including without limitation any consulting services agreements, software license agreements, software development agreements, other licenses, purchase commitments or installation agreements and maintenance or service agreements in excess of $75,000 per year (hereinafter referred to as the "Customer Contracts," and identified as such on EXHIBIT 3.12), other than purchase orders for software modules in the ordinary course of business;

        3.12.2. any lease, rental agreement or other contract or commitment affecting the ownership or leasing of, title to or use of any interest in real or personal property with payments equal to or greater than $5,000 per month and any maintenance or service agreements relating to any real or personal property with payments equal to or greater than $5,000 per month;

        3.12.3. any contract or commitment providing for payments based in any manner upon the sales, purchases, receipts, income or profits of the Acquired Company, other than Customer Contracts;

        3.12.4. any employment contract, any plan or arrangement providing for continuing payment of any type or nature after termination of employment, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions;

        3.12.5.     any   contract,  agreement,   understanding  or  arrangement
    restricting the Acquired Company from carrying on its business anywhere in the world;

        3.12.6. any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase-money obligation, guaranty, subordination, conditional sale, lease-purchase or otherwise providing for payments in excess of $5,000 per month;

        3.12.7. any joint product development agreement with any party other than the Purchaser, other than Customer Contracts;

        3.12.8. any contract or agreement with vendors of material equipment purchased by the Acquired Company or appointing the Acquired Company as a reseller of equipment, other than purchase orders in the ordinary course of business; and

        3.12.9. any other contract, agreement, commitment or other instrument that involves a receipt of or requires an expenditure by the Acquired Company or requires the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Acquired Company, in excess of $100,000.00 during the remainder of its term.

    The contracts, agreements, commitments and other instruments listed or required to be listed on EXHIBITS 3.12 AND 3.14(a)(ii) are herein referred to as the "Material Contracts."

    All of the Material Contracts are valid and binding upon the Acquired Company and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally and general principles of equity relating to the availability of equitable remedies. Except as listed on EXHIBIT 3.12(a), the Acquired Company has not, and, to the knowledge of the Acquired Company, no other party to any Material Contract has breached in any material respect any provision of, or is in default in any material respect under, the terms thereof. Except as listed on EXHIBIT 3.12(a) and except with respect to Customer Contracts to which Purchaser is a party, there are no existing facts or circumstances that would prevent the Customer Contracts from maturing upon performance thereunder by the Acquired Company into valid accounts receivable which are payable to the Acquired Company consistent in all material respects with historical experience. Except as listed on EXHIBIT 3.12(a) and except accounts receivable from the Purchaser, the Acquired Company has performed all work and other obligations in respect of receivables outstanding for more than ninety (90) days to fully recognize and be entitled to collect same in all material respects. Except for terms specifically described in EXHIBIT 3.12, the Acquired Company has not received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by the Acquired Company consistent with amount historically charged for such services.

    3.13 CUSTOMER CONTRACTS. Except as set forth on EXHIBIT 3.13A, substantially all of the Customer Contracts (other than development contracts) conform in all material respects to one of the forms attached hereto as EXHIBIT 3.13B (the "Customer Contract Forms"), except where such deviations would not have a Material Adverse Effect in respect of the following terms: acceptance, limitation of remedies, warranty limitations, commitments relative to hardware upgrades for breach of any response time warranty, confidentiality, and modification to comply with governmental regulation. Except as set forth on
EXHIBIT 3.13A, the Acquired Company has no material commitments to provide existing customers products developed in the future at a credit to existing payment obligations or for less than normal prices. Except as set forth on
EXHIBIT 3.13A, with respect to each Customer Contract, (i) each customer to which computer software owned by the Acquired Company (the "Owned Software") has been licensed and delivered pursuant to such Customer Contract and certified as operational by the Acquired Company has accepted such software to the extent and on the terms and conditions provided for in such Customer Contract except for immaterial items of Owned Software; (ii) in each case in which the Customer Contract pursuant to which Owned Software is licensed incorporates response(s) by the Acquired Company to a Request for Proposal by the customer, such software has met all material requirements set forth in such response(s); and (iii) all performance warranties with respect to Owned Software made by the Acquired Company in any Customer Contract, including warranties with respect to capacity, availability, downtime and response time, have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Customer Contract.

    3.14  INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

    3.14.1. Except as listed on EXHIBIT 3.14.1, the Acquired Company is the owner, free and clear of all material liens, claims, security interests and encumbrances, or has the right to use without material restriction pursuant to a valid license, all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all copyrights and patents, together with all registrations and applications for registrations of the foregoing, if any, applicable to or used in the businesses of the Acquired Company. Except as listed on EXHIBIT 3.14.1, the Acquired Company is not currently in receipt of any notice of any violation of, and the Acquired Company is not violating (other than immaterial violations), the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

    3.14.2.(i) EXHIBIT 3.14.2(i) contains a complete and accurate list of all Owned Software, other than immaterial Owned Software. The Acquired Company has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as indicated on EXHIBIT 3.14.2(i) and for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to fully operate in the manner in which it is intended. No Owned Software has been published or disclosed to any other parties, except pursuant to contracts requiring such other parties to keep the Owned Software confidential and where such disclosure would not have a Material Adverse Effect. To the knowledge of the Acquired Company, no such other party has breached any such obligation of confidentiality.

    3.14.2(ii) EXHIBIT 3.14.2(ii) contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software) under which the Acquired Company is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"), other than immaterial Licensed Software, and includes reference to any agreement to use, license, lease or other instrument pursuant to which the Acquired Company has obtained such right. The Acquired Company has the right and license to use, sublicense, modify and copy such Licensed Software as set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to the Acquired Company, free of any other limitations or encumbrances.

    3.14.2(iii) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Acquired Company (collectively, the "Acquired Company Software"), other than immaterial Owned Software and immaterial Licensed Software. The Acquired Company is not infringing (other than immaterial infringements) any intellectual property rights of any other person or entity with respect to the Acquired Company Software, and, to the knowledge of the Acquired Company, no other person or entity is infringing any intellectual property rights of the Acquired Company with respect to the Acquired Company Software other than immaterial infringements.

    3.14.2(iv) The Acquired Company has not granted marketing rights in the Acquired Company Software to any third party other than Purchaser.

    3.15 LABOR MATTERS. Within the last three (3) years the Acquired Company has not been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Acquired Company, threatened to be called against it. The Acquired Company has not violated in any material respect any applicable federal or state law or regulation relating to labor or labor practices. EXHIBIT 3.15(d) sets forth a true, correct and complete list of employer loans or advances from the Acquired Company to its employees. The Acquired Company is in compliance with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder (hereinafter collectively referred to as the "Immigration Laws"), except for any non-compliance that would not have a Material Adverse Effect.

    3.16  BENEFIT PLANS.

    3.16.1. EXHIBIT 3.16 lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan; any medical, vision, dental or other health plan; any life insurance plan or any other employee benefit plan or fringe benefit plan; including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, that is currently maintained, sponsored in whole or in part, or contributed to by the Acquired Company or any ERISA Affiliate of the Acquired Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant of the Acquired Company (the "Current Plans"). The Current Plans, together with any such plans or arrangements previously adopted or sponsored, contributed to by the Acquired Company or any ERISA Affiliate of the Acquired Company or under (or in connection with) which the Acquired Company or an ERISA Affiliate of the Acquired Company has any contingent or noncontingent liability of any kind (whether or not probable of assertion) that would have a Material Adverse Effect on the Company are collectively referred to herein as the "Benefit Plans". Any of the Benefit Plans that is an "employee pension benefit plan," or an "employee welfare benefit plan" as those terms are defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

    3.16.2. EXHIBIT 3.16 also lists, with respect to all Benefit Plans listed in EXHIBIT 3.16: (a) all trust agreements fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, and all amendments (if any) thereto, (b) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, and (c) the most recent summary plan descriptions and any material modifications thereto. Except as set forth on EXHIBIT 3.16.2, the Acquired Company has delivered a true and complete copy of each such Benefit Plan, agreement, most recent IRS letter or ruling, opinion, return, financial statement and summary plan description described in Sections 3.16.1 or 3.16.2 hereof, certified as such by a duly authorized officer of the Acquired Company, together with the annual report (Form 5500 Series) for the two most recent plan years for any Benefit Plan subject to such reporting requirements.

    3.16.3. Except where any failure to comply would not have a Material Adverse Effect on the Acquired Company, all the Benefit Plans and any related trusts subject to ERISA comply with and have been administered in substantial compliance with the applicable provisions of ERISA, all applicable provisions of the Tax Code relating to qualification and tax exemption under Tax Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations, and the Acquired Company has not received any notice from any governmental agency or instrumentality questioning or challenging such compliance. Any noncompliance or failure properly to maintain, operate or administer a Benefit Plan or related trust has not rendered nor will render such Benefit Plan or related trust or the Parent, Purchaser or Acquired Company subject to or liable for any material taxes, penalties, or liabilities to any Person.

    3.16.4. None of the Acquired Company, and, to the knowledge of the Acquired Company, any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Acquired Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA that would have a Material Adverse Effect on the Company. No material oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of the Acquired Company prior to the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date, except for any amendments or terminations required by the terms of this Agreement and except for any such representation or communication as would not have a Material Adverse Effect on the Acquired Company. To the knowledge of the Acquired Company there are no pending unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any claim.

    3.16.5. To the knowledge of the Acquired Company, all annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all material respects as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate. All annual reports (Form 5500 series) required to be filed with respect to any Current Plan for the Plan year ending in 1994 have been or will be timely filed prior to Closing.

    3.16.6. No non-exempt "prohibited transaction" (within the meaning of 4975(c) of the Tax Code involving any Benefit Plan has occurred. None of the assets of any ERISA Plan is an "employer security" (within the meaning of Section 407(d)(1) of ERISA) or "employer real property" (within the meaning of
Section 407(d)(2) of ERISA).

    3.16.7. The only Benefit Plan that is or has been an "employee pension benefit plan" as defined in Section 3(2) of ERISA is the 401(k) Plan. The 401(k) Plan is qualified under Section 401(a) of the Tax Code and its related trust is exempt from tax under Section 501(a) of the Tax Code and no circumstances exist that could result in a disqualification of the 401(k) Plan or loss of tax-exempt status for its related trust that would have a Material Adverse Effect on the Acquired Company. Neither the 401(k) Plan nor any predecessor plan has ever been subject to the provisions of Title IV of ERISA or to the minimum funding standards of Section 412 of the Tax Code.

    3.16.8. As of March 31, 1995, the Acquired Company had no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan that was not reflected in the Interim 1995 Acquired Company Financial Statements and that would have a Material Adverse Effect on the Acquired Company.

    3.16.9. Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under
Part 6 of Title I of ERISA and Tax Code Section 4980B.

    3.16.10. Except as set forth on EXHIBIT 3.16.10, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Acquired Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Acquired Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

    3.17 CUSTOMERS. Except as set forth in EXHIBIT 3.17, as of the date hereof the Acquired Company has not received any notice from, and does not have any knowledge that, any current customer of the Acquired Company has taken or will take any steps that could disrupt the business relationship of the Acquired Company with such customer in any material respect. The Acquired Company will not suffer subsequent to the date hereof and prior to the Closing any damage to the business relationship of the Acquired Company with any current customer or customers of the Acquired Company that would have in the aggregate a Material Adverse Effect.

    3.18 ENVIRONMENTAL MATTERS. Except with respect to chemicals contained in products used by the Acquired Company in the ordinary course of business and except as set forth in EXHIBIT 3.18, no real property now or previously owned, leased or used by the Acquired Company (the "Real Property") has been used by the Acquired Company or, to the knowledge of the Acquired Company, any other party for the handling, treatment, storage or disposal of any Hazardous Substance. Except as set forth in EXHIBIT 3.18, no release, discharge, spillage or disposal into the environment of any material quantity of a Hazardous
Substance and no material soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Real Property (a) by virtue of the actions or failure to act of any of the Acquired Company or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party. Except as set forth in EXHIBIT 3.18, the Acquired Company has complied in all material respects with all reporting requirements under any applicable federal, state or local environmental laws and any permits with respect to the Real Property, and there are no existing material violations by the Acquired Company of any such environmental laws or permits with respect to the Real Property. Except as set forth in EXHIBIT 3.18, there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or threatened (1) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (2) otherwise against the Acquired Company, in any court or before any state, federal or other governmental agency or private arbitration tribunal and, to the knowledge of the Acquired Company, there is no reasonable basis for any such claim, action, suit, proceeding or investigation (i) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (ii) otherwise against the Acquired Company or any Subsidiary. Except as disclosed on EXHIBIT 3.18, to the knowledge of the Acquired Company, there are no underground storage tanks on the Real Property. To the knowledge of the Acquired Company, no building or other improvement included in the Real Property contains any exposed or friable asbestos currently required to be removed or otherwise treated under applicable law. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, decision, order or decree, including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 ET SEQ. and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ., and petroleum, petroleum products and oil.

    3.19 INSURANCE. Set forth in EXHIBIT 3.19 is a complete list of all material insurance policies that the Acquired Company maintains with respect to its businesses, properties or employees. Except as set forth in EXHIBIT 3.19, such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Such policies are adequate to insure against risks to which the Acquired Company and its properties and assets are exposed in the operation of its business in such amounts and types of coverage as are commercially reasonable and are consistent with practices in the industry in which the Acquired Company operates. Except as set forth in EXHIBIT 3.19, since March 31, 1995, there has not been any change in the Acquired Company's relationship with its insurers or in the premiums payable pursuant to such policies.

    3.20 RELATED PARTY RELATIONSHIPS. Except as set forth in EXHIBIT 3.20, to the knowledge of the Acquired Company, no stockholder owning greater than a five-percent (5%) interest in the Acquired Company, no affiliate or member of the immediate family of any such stockholder, and no officer or director or member of the immediate family of such officer or director of the Acquired Company possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any corporation, partnership, firm, association or business organization that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Acquired Company (except as a stockholder holding less than a one-percent 1% interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

    3.21 INFORMATION. The Acquired Company has made accessible to Purchaser or Parent each registration statement, schedule, report, proxy statement or information statement it has filed with the SEC since January 1, 1993, including, without limitation, (a) the Acquired Company's Annual Reports on Form 10-K for the years ended December 31, 1993, and December 31, 1994, including all documents incorporated therein and (b) the Acquired Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and any Report on Form 8-K filed since December 31, 1994

(collectively, the "Acquired Company Reports"). As of the date of this Agreement, the Acquired Company Reports, taken together with information previously furnished by the Acquired Company to Parent or Purchaser, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 3.21, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company.

    3.22 POOLING OF INTERESTS. The Acquired Company is not aware of any facts or circumstances in respect of it or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

    3.23   DISCLOSURE AND  ABSENCE  OF UNDISCLOSED  LIABILITIES.   No  statement
contained herein or in any certificate, schedule, list, exhibit or other instrument furnished or required to be furnished to Parent or Purchaser pursuant to the provisions hereof contains, or will at the time it is furnished contain, any untrue statement of any material fact or omits to state any fact necessary to make the statements herein or therein in light of the circumstances in which they were made or omitted not false or misleading. As used in this Section, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company.

    3.24 NO SPECIAL STOCKHOLDER RIGHTS. Except for the Voting Trust Agreement and the Registration Rights Agreement referenced in Section 6.13, the Acquired Company has no agreement with any individual or entity that grants such person any rights as a stockholder of Acquired Company Stock that are in addition to such holder's rights under the Acquired Company's Certificate of Incorporation or Bylaws (including, without limitation, registration rights, preemptive rights, put rights, rights of co-sale or rights to Board representation).

IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.

    Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company as follows:

    4.1  ORGANIZATION  AND STANDING.   Each of  Purchaser and Parent  is a  duly
organized and validly existing corporation in good standing under the laws of the State of Delaware.

    4.2 CORPORATE POWER AND AUTHORITY. Each of Purchaser and Parent has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person whomsoever. The execution, delivery and performance by Purchaser and Parent of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by their respective Boards of Directors (or Executive Committees thereof). Assuming this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith are valid and legally binding on the Acquired Company, this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Purchaser and Parent as applicable, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

    4.3 CAPITALIZATION. The entire authorized capital stock of the Parent consists of sixty-one million (61,000,000) shares of stock, of which sixty million (60,000,000) shares are designated Common Stock, par value $.05 per share, and one million (1,000,000) shares are designated Preferred Stock, no par value per share ("Parent Preferred Stock"). Of the total authorized Common Stock as of June 30, 1995, approximately fifty-three million one hundred one thousand (53,101,000) shares were issued, of which approximately thirty-six million one hundred ninety-seven thousand (36,197,000) shares were outstanding and approximately sixteen million nine hundred four thousand shares were held in the Parent's treasury. Of the total authorized Preferred Stock, none were outstanding. On February 12, 1991, Parent declared a dividend distribution of one Preferred Share Purchase Right for each share of Parent Stock. As of June 30, 1995 none of such Rights had been exercised. As of June 30, 1995, Parent had an aggregate of approximately one million three hundred sixteen thousand ninety-seven (1,316,097) shares of Common Stock reserved for issuance under previously approved employee stock option, purchase or benefit plans. All of the outstanding shares of Parent Stock (including any shares issued pursuant to existing Parent stock option, purchase or benefit plans, if exercised and purchased at the applicable exercise price) and Parent Preferred Stock were duly authorized (or will be when issued and the option or purchase price is paid), validly issued, fully paid and nonassessable. None of the capital stock of the Parent is entitled or subject to preemptive rights. All of the outstanding capital stock of the Purchaser is owned by the Parent. The authorization or consent of no other person or entity is required in order to consummate the transactions as contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Parent or the Purchaser or in the capital stock of the Parent or the Purchaser.

    4.4 AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. The execution and delivery of this Agreement by Purchaser and Parent do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser or of Parent, and, except as set forth on EXHIBIT 4.4, violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Purchaser or Parent is a party or is bound or by which any of their respective assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act and applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser or Parent or any assets, properties or operations of Purchaser or Parent in connection with the execution and delivery by Purchaser and Parent of this Agreement or the consummation of the transactions contemplated hereby.

    4.5 RESERVATION OF SHARES. Purchaser will, prior to the Merger, in accordance with the terms thereof, have available shares of Parent Stock sufficient to complete the Merger. The Parent Stock, when issued hereunder to the stockholders of the Acquired Company, shall be duly authorized, validly issued, fully paid and non-assessable.

    4.6 INFORMATION. Parent has delivered to the Acquired Company each registration statement, schedule, report, proxy statement or information statement it has filed with the Securities and Exchange Commission since January 1, 1993, including, without limitation, (a) Parent's Annual Report on Form 10-K for the years ended December 31, 1993, and December 31, 1994, respectively, including all documents incorporated therein, (b) Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and (c) Parent's Reports on Form 8-K since December 31, 1994 dated July 10, 1995 (collectively, the "Parent Reports"). As of the date of this Agreement, the Parent Reports, taken together with information previously furnished by Parent to the Acquired Company, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section, "material" means material to the financial condition, results of operations, business, assets or properties of Parent together with its subsidiaries (including Purchaser), taken as a whole.

    4.7 LIABILITIES AND OBLIGATIONS OF PARENT AND THE PURCHASER. Attached hereto as EXHIBIT 4.7 are true, correct and complete copies of the Parent's audited consolidated balance sheets as of December 31, 1992, December 31, 1993, and December 31, 1994 and the related consolidated statements of earnings and retained earnings and cash flows for the years then ended, and an unaudited consolidated balance sheet as of March 31, 1995 and the related consolidated statement of earnings and retained earnings and cash flows for the three-month period then ended, together with the reports of Arthur Andersen & Co. on the financial statements for the years ended December 31, 1992, December 31, 1993 and December 31, 1994 (respectively, the "1992, 1993, 1994 and Interim 1995 Parent Financial Statements"). The 1992, 1993, 1994 and Interim 1995 Parent Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the consolidated financial condition and statements of cash flow of the Parent and its subsidiaries (including the Purchaser) as of the respective dates thereof (subject, in the case of the Interim 1995 Parent Financial Statements, to the absence of footnotes and to normal year-end adjustments).

    4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on EXHIBIT 4.8, since March 31, 1995, the Parent has operated in the ordinary course of business and there has not been any transaction, commitment, dispute or other event or condition that would result in any Material Adverse Effect.

    4.9 LITIGATION. Except as otherwise set forth in EXHIBIT 4.9 hereto, there is no suit, action, arbitration, proceeding, claim or investigation pending or, to the knowledge of the Parent or the Purchaser, threatened against or affecting the Parent or the Purchaser that would have a Material Adverse Effect, and, to the knowledge of the Parent or the Purchaser, there exists no reasonable basis or grounds for such suit, action, arbitration, proceeding, claim or investigation that would have a Material Adverse Effect.

    4.10 POOLING OF INTERESTS. The Parent and the Purchaser are not aware of any facts or circumstances respecting either thereof or their accounting procedures which would have the effect of precluding accounting for transaction contemplated hereby as a "pooling of interests."

V.  CONDITIONS PRECEDENT TO RESPECTIVE OBLIGATIONS OF THE PARTIES.

    The obligations of Purchaser and Parent, on the one hand, and of the Acquired Company, on the other hand, to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, any one or more of which may be waived in writing by such parties.

    5.1 ACTIONS OF GOVERNMENTAL AUTHORITIES. There shall not have been instituted or be pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, and Purchaser, Parent or the Acquired Company shall not have been notified by any such government, governmental authority or agency (or a representative thereof) of its present intention to commence, or recommend the commencement of, such an action or proceeding, that (i) challenges the acquisition by Purchaser or Parent of the Acquired Company, restrains or prohibits or seeks to restrain or prohibit the making or consummation of the Merger or restrains or prohibits or seeks to restrain or prohibit the performance of this Agreement; (ii) prohibits or limits or seeks to prohibit or limit the ownership or operation by Purchaser or Parent of all or any substantial portion of the business or assets of the Acquired Company or of Purchaser, Parent or any of their respective subsidiaries or compels or seeks to compel Purchaser or Parent to dispose of or to hold separate all or any substantial portion of the business or assets of the Acquired Company or of Purchaser, Parent or any of their respective subsidiaries, or imposes or seeks to impose any material limitation on the ability of Purchaser or Parent to conduct such business or to own such assets; or (iii) imposes or seeks to impose limitations on the ability of Purchaser or Parent (or any other affiliate of Purchaser) to acquire or hold or to exercise full rights of ownership of the Surviving Corporation, including, but not limited to, the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation.

    5.2 OTHER LEGAL ACTIONS. No action, suit or proceeding shall be pending or threatened before any court of any federal, state, local or foreign jurisdiction (other than an action, suit or proceeding in which no governmental authority is a party) of the type referred to in clauses
(i) through (iii) of Section 5.1 above, in which action, suit or proceeding there is a reasonable possibility of an adverse outcome.

    5.3 LEGAL APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and the waiting period under the HSR Act shall have expired or have been terminated.

    5.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been adopted and approved by the affirmative vote or written consent of the holders of the outstanding shares of Acquired Company Stock by the vote or written consent required by, and in accordance with, the Delaware Code.

    5.5 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC, and no stop order with respect thereto shall have been issued. The shares of Parent Stock to be issued or sold pursuant to the Registration Statement shall have been registered for issuance in the Merger under all applicable Blue Sky laws or shall be exempt from such registration, and no stop order shall have been issued with respect to the issuance or sale of such securities by any Blue Sky authority.

    5.6   NASDAQ APPROVAL.   The Parent Stock issuable  in the Merger shall have
been listed or approved for listing upon notice of issuance by the Nasdaq Stock Market National Market.

VI. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT.

    In addition to the conditions set forth in Article V above, all the obligations of Purchaser and Parent to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of Purchaser and Parent and may be waived by Purchaser or Parent (which action shall be deemed a waiver by both Purchaser and Parent), in whole or in part, at any time and from time to time, in the sole discretion of Purchaser or Parent. The failure by either Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    6.1 REPRESENTATIONS OF ACQUIRED COMPANY. All representations and warranties of the Acquired Company contained in this Agreement (except as affected by the transactions contemplated by this Agreement), in the statements contained in the Exhibits hereto or in any certificate delivered by the Acquired Company pursuant to this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

    6.2 COVENANTS OF ACQUIRED COMPANY. The Acquired Company shall have, or caused to be, performed and observed in all material respects all covenants, agreements and conditions hereto to be performed or observed at or before the Closing Date.

    6.3 NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the date of this Agreement there shall not have been any Material Adverse Effect in respect of the Acquired Company. A Material Adverse Effect shall not be deemed to have occurred for purposes of this Section 6.3 by reason of the inability of Acquired Company to enter into contracts with those prospective new customers which prior to the execution of this Agreement have been separately identified in a writing by Acquired Company to Purchaser substantially due to the reaction of such prospective new customers to the announcement of the transactions contemplated by this Agreement. In addition, a Material Adverse Effect shall not be deemed to have occurred for purposes of this Section 6.3 as a result of reductions in the volume of revenue received by Acquired Company from Purchaser where such reduction is the result of Purchaser's deliberate action. The exceptions to the Material Adverse Effect condition set forth in the immediately preceding two sentences are conditioned on the Acquired Company using its reasonable best efforts to enter into contracts with prospective new customers.

    6.4 CERTIFICATE. Purchaser shall have received a certificate of the President of the Acquired Company, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.1 through 6.3 above. In addition, Parent shall have received both a certificate dated as of the effective date of the Registration Statement and a certificate dated as of the Closing Date certifying that in particular and without modifying the certificate indicated above, the covenants set forth in Sections 2.3.1 and 2.3.2 above have been performed and that the representations set forth in Sections 3.21 and 3.24 above are true and correct as of such dates, but that the agreements referenced in Section 3.24 have been (or will be) terminated prior to Closing.

    6.5 OPINION OF ACQUIRED COMPANY'S COUNSEL. Purchaser and Parent shall have received an opinion of counsel for the Acquired Company, dated as of the Closing Date, of customary form reasonably acceptable to Purchaser.

    6.6 TAX OPINION. Purchaser and Parent shall each have received an opinion from their counsel based upon appropriate representations of the parties and certain stockholders of the Acquired Company dated as of the Closing Date to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code.

    6.7 AFFILIATES AND PRINCIPAL STOCKHOLDERS. Parent and Purchaser shall have received the Rule 145 Letters and the Pooling Letters from the persons and at the times specified in Section 2.4 and the letters referenced in Section 2.13.

    6.8 ADDITIONAL INSTRUMENTS; CERTAIN CONSENTS. The Acquired Company shall have delivered to Purchaser or Parent certified copies of resolutions duly adopted by the Acquired Company's Board of Directors and stockholders, approving the Merger and authorizing the transactions contemplated hereby, and such other or additional instruments, endorsements and documents as Parent and Purchaser reasonably deem to be necessary to enable the Merger to be consummated as provided in this Agreement. The Acquired Company shall have received the waivers, consents and approvals to the transactions contemplated herein, which are listed on EXHIBIT 6.8.

    6.9 ACCOUNTANT'S POOLING LETTERS. Parent shall have received letters from Arthur Andersen, LLP dated as of the effective date of the Registration Statement and as of the Closing Date addressed to Parent advising it, as set forth in Section 2.3.2 hereof, that the Merger may be accounted for as a pooling of interests and otherwise in such form as is customary and reasonably acceptable to Parent.

    6.10 ACCOUNTANT'S COMFORT LETTERS. Purchaser and Parent shall have received letters from Arthur Andersen, LLP dated as of the effective date of the Registration Statement and as of the Closing Date, addressed to Purchaser and Parent, containing such matters as are customarily contained in auditors' letters regarding the Acquired Company Information provided expressly for inclusion in such Registration Statement, and in form and substance reasonably satisfactory to Parent and Purchaser.

    6.11 COVENANTS NOT TO COMPETE. Purchaser shall have received executed non-competition agreements from William H. Brehm, Brian E. Higgins and Michael
E. Myers in the form attached hereto as EXHIBIT 6.11, or in a substantially similar form reasonably acceptable to Purchaser, further accompanied by letters from the Purchaser regarding the applicability of the Acquired Company's Executive Retention Plan which have been previously agreed to.

    6.12 FEE LIMITATION. The only fees and expenses to any investment banking firm or similar entity that will be incurred by Acquired Company in connection with the transaction with Parent and Purchaser will be in connection with the delivery of a fairness opinion as required by Section 7.7 hereof and financial advisory services and such fees shall not exceed $690,000 in the aggregate and expenses not exceed $25,000, and Purchaser shall receive evidence of compliance with this limitation reasonably satisfactory to it.

    6.13   CONTRACT CANCELLATION.   The Voting  Trust Agreement and Registration
Rights Agreement of the Acquired Company, each referenced on EXHIBIT 3.3, shall have been terminated, and of no further force or effect.

    6.14 RESOLUTION OF CERTAIN MATTERS. The Acquired Company shall have obtained a complete release from liability in connection with the matter described on EXHIBIT 6.14 (the "Matter") at no cost to the Acquired Company and in form reasonably satisfactory to Purchaser, or those certain stockholders of the Acquired Company listed on EXHIBIT 6.14 shall have agreed to indemnify, on a joint and several basis, the Acquired Company, Parent and Purchaser against all liability and expense in connection with the Matter, such indemnification to be on terms reasonably satisfactory to Purchaser and Parent. If such indemnification is provided, the indemnifying stockholders shall be entitled to control the defense of any litigation relating to the Matter.

VII. FURTHER CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY.

    All the obligations of the Acquired Company to consummate the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of the Acquired Company and may be asserted by the Acquired Company regardless of the circumstances giving rise to any such condition and may be waived by the Acquired Company, in whole or in part, at any time and from time to time, in the sole discretion of the Acquired Company for purposes of consummating the transactions contemplated herein. The failure by the Acquired Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    7.1 REPRESENTATIONS OF PURCHASER AND PARENT. All representations and warranties made by Purchaser and Parent in this Agreement (except as affected by the transactions contemplated by this Agreement) shall be true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.

    7.2 COVENANTS OF PURCHASER AND PARENT. Purchaser and Parent shall have, or caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by them at or before the Closing Date.

    7.3   NO MATERIAL  ADVERSE CHANGES  IN BUSINESS.   Since  the date  of  this
Agreement there shall not have been any Material Adverse Effect in respect of the Parent.

    7.4 CERTIFICATE. The Acquired Company shall have received a certificate of the President of each of Parent and Purchaser, dated as of the Closing Date, certifying as to the matters set forth in Sections 7.1, 7.2 and 7.3 above.

    7.5 OPINION OF PARENT'S AND PURCHASER'S COUNSEL. The Acquired Company shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Parent and Purchaser, dated as of the Closing Date, of customary form reasonably acceptable to Acquired Company.

    7.6 TAX OPINION. The Acquired Company shall have received for the benefit of its stockholders an opinion from its tax counsel based upon appropriate representations of the parties and certain stockholders of the Acquired Company, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code.

    7.7 FAIRNESS OPINION. The Acquired Company shall have received an opinion dated as of the date of the mailing of the Registration Statement to the stockholders of the Acquired Company from Dean Witter Reynolds Inc., its financial advisor, confirming the opinion referred to in Section 3.2.3 hereof.

    7.8 PARENT STOCK PRICE. The average of the per share closing prices on the Nasdaq Stock Market's National Market as reported in THE WALL STREET JOURNAL of the Parent Stock for the ten (10) consecutive trading days ending on the second trading day prior to the Closing Date (the "Pre-Closing Parent Stock Price") shall be at least $50.00.

    7.9 ACCOUNTANTS' POOLING LETTERS. The Acquired Company shall have received letters from Arthur Andersen, LLP dated as of the effective date of the Registration Statement and as of the Closing Date, addressed to the Acquired Company, advising it, as set forth in Section 2.3.2, that the Merger may be accounted for as a pooling of interests and otherwise in such form as is customary and reasonably acceptable to the Acquired Company.

VIII.  CLOSING.

    8.1 TIME AND PLACE OF CLOSING. Unless another place or date is agreed to in writing by the Acquired Company and Purchaser, the Closing shall be held at the offices of Jones, Day, Reavis & Pogue, 3500 One Peachtree Center, 303 Peachtree Street N.E., Atlanta, Georgia 30308-3242, commencing at 10:00 a.m. Eastern Time, within two (2) business days of the last to occur of (i) the expiration or termination of the waiting period under the HSR Act, (ii) the Merger having been approved by the stockholders of the Acquired Company pursuant to the Delaware Code and (iii) the satisfaction or waiver of the other conditions set forth in Articles V, VI and VII. (The actual date of the Closing is referred in this Agreement as the "Closing Date.")

    8.2    TRANSACTIONS AT  CLOSING.   At  the  Closing, each  of  the following
transactions shall occur:

        8.2.1. THE ACQUIRED COMPANY'S PERFORMANCE. At the Closing, the Acquired Company shall deliver to Purchaser and Parent, in addition to the other deliveries required by the terms and conditions of this Agreement, the following:

           (a) copies of any consents listed on Exhibit 6.8;

           (b) reasonably satisfactory evidence of the approvals described in Sections 5.4 and 5.5;

           (c) the certificates described in Section 6.4 to be delivered on the Closing Date;

           (d) certificates of compliance or certificates of good standing of the Acquired Company as of the most recent practicable date, from the Secretary of the State of Delaware;

           (e) certified copies of resolutions of the Board of Directors and stockholders of the Acquired Company approving the transactions set forth in this Agreement;

           (f) certificates of incumbency for the officers of the Acquired Company;

           (g) resignations of each trustee of each Benefit Plan;

           (h) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by the Acquired Company;

           (i) the opinion of  counsel for the  Acquired Company, referenced  in
       Section 6.5;

           (j)  the tax opinion described in Section 6.6;

           (k) the Rule 145 Letters described in Section 2.4;

           (l) the letters described in Section 2.13;

           (m) the letters from Arthur Andersen, LLP to be delivered by the Closing Date as described in Section 6.9;

           (n) the Covenants Not to Compete as executed by the employees of the Acquired Company specified in Section 6.11; and

           (o) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Acquired Company by this Agreement, at or prior to the Closing, as Purchaser, Parent or their counsel may reasonably require.

        8.2.2. PERFORMANCE BY PURCHASER AND PARENT. At the Closing, Purchaser or Parent, as appropriate, shall deliver to the Acquired Company, in addition to the other deliveries required by the terms and conditions of this Agreement, the following:

           (a) the certificate described in Section 7.4;

           (b)  certificates of incumbency  of the officers  of Purchaser and of
       Parent  who  are  executing  this  Agreement  and  the  other   documents
       contemplated hereunder;

           (c) certified copies of resolutions of the Boards of Directors of each of Purchaser and Parent (or Executive Committees thereof) approving the transactions set forth in this Agreement;

           (d) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by Purchaser;

           (e) the opinion  of counsel  for Purchaser and  Parent referenced  in
       Section 7.5;

           (f) the tax opinion described in Section 7.6;

           (g) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser and of Parent by this Agreement at or before the Closing as the Acquired Company or its counsel may reasonably require.

IX.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

    9.1 Except for the covenants contained in Sections 2.13, 2.14 and 11.5, all representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing, and thereafter no party hereto and no officer, director or employee of any such party shall have any liability whatsoever with respect to any such representation, warranty or agreement except for liabilities arising from fraud, willful misconduct or criminal acts.

X.  TERMINATION.

    10.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Article II hereof, and (b) the obligations incurred and to be incurred by Purchaser and Parent, on the one hand, and by the Acquired Company, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

        10.1.1.   by  the mutual  consent  of the  Boards  of Directors  of  the
    Acquired   Company  and  Parent,  notwithstanding   prior  approval  by  the
    stockholders of any or all of such corporations;

        10.1.2. by the Board of Directors of Purchaser in accordance with its rights under Section 10.3;

        10.1.3. by the Board of Directors of the Acquired Company after the earlier to occur of November 15, 1995, and the date that is twenty-four (24) business days following the date on which the Registration Statement is declared effective by the SEC (whichever is earlier being referred to herein as the "Outside Closing Date"), if any of the conditions set forth in Articles V and VII hereof, to which the Acquired Company's obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of it;

        10.1.4. by Purchaser after the Outside Closing Date, if any of the conditions set forth in Articles V and VI hereof, to which the obligations of Purchaser and Parent are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser or Parent;

        10.1.5. by the Board of Directors of the Acquired Company if in the exercise of its good faith determination, as set forth in Section 2.11, as to its fiduciary duties to the Acquired Company's stockholders imposed by law, the Board of Directors of the Acquired Company decides that such termination is required; or

        10.1.6. by the Board of Directors of the Acquired Company if the average of the per share closing prices of the Parent Stock on the Nasdaq Stock Market's National Market as reported in THE WALL STREET JOURNAL for any period of twenty (20) consecutive trading days ending on any date prior to the second trading day prior to the Closing Date is less than $50.00.

    10.2  EFFECT OF TERMINATION.

    10.2.1. In the event of a termination of this Agreement pursuant to Sections 10.1, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and except as provided in the next succeeding sentence, no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of a termination of this Agreement other than pursuant to Sections 10.1.1, 10.1.5, and 10.1.6, the parties shall retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder. The parties agree that the failure to be satisfied of any condition to Closing shall not, absent a breach of any covenant, representation or warranty made herein, constitute a breach of this Agreement; although a breach of any covenant, representation or warranty that results in or constitutes the failure of any condition to Closing shall nonetheless constitute a breach for purposes of the immediately preceding sentence. The parties also agree that Sections 5, 6 and 7 do not in and of themselves constitute representations, warranties or covenants. Each party further agrees not to take any actions with the intent of frustrating the satisfaction of the conditions to its obligation to close. In the event of a termination of this Agreement pursuant to Section 10.1.5 hereof, Section 10.2.2 shall govern.

    10.2.2. In the event the Agreement is terminated by the Acquired Company in accordance with Section 10.1.5, the Acquired Company shall promptly pay to Purchaser (i) in an aggregate amount not to exceed $500,000, all reasonable costs and expenses of Purchaser and Parent incurred in connection with the negotiation and performance of this Agreement including without limitation fees and expenses of counsel, fees and expenses of independent public accountants, filing fees in respect of compliance with the HSR Act, printing expenses and registration fees and (ii) a fee in the amount of $1,500,000. In the case of any termination of this Agreement under Section 10.1.5, payment of the amounts specified in the preceding sentence shall constitute liquidated damages and shall be the sole and exclusive remedy of Parent and Purchaser for any and all damages arising under or in connection with this Agreement, and, upon payment of the amounts specified in the preceding sentence, the Acquired Company shall not have any liability or further obligation to Parent or Purchaser under or in connection with this Agreement or any such termination hereof.

    10.2.3. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 2.8.2 shall survive any termination of this Agreement prior to Closing.

    10.3 RISK OF LOSS. The Acquired Company retains all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement up to the Effective Time. If the condemnation, destruction, loss, or damage is such that the business of the Acquired Company, is interrupted or curtailed or the assets of the Acquired Company are adversely affected such that a Material Adverse Effect Occurs, then Purchaser shall have the right to terminate this Agreement.

XI.  GENERAL PROVISIONS.

    11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similar overnight delivery service with receipt acknowledged addressed as follows:

        11.1.1.  If to the Acquired Company:

                 Clinicom Incorporated
                 4720 Walnut Street
                 Boulder, Colorado 80301-2557
                 Attn: Mr. William H. Brehm

                 and to:

                 Lester R. Woodward, Esq.
                 Davis Graham & Stubbs
                 370 Seventeenth Street
                 Suite 4700
                 Denver, Colorado 80201

        11.1.2.  If to Purchaser or Parent:

                 HBO & Company
                 301 Perimeter Center North
                 Atlanta, Georgia 30346
                 Attn: Mr. Jay P. Gilbertson

                 and to:

                 Jones, Day, Reavis & Pogue
                 3500 One Peachtree Center
                 303 Peachtree Street, N.E.
                 Atlanta, Georgia 30308-3242
                 Attn: John E. Zamer, Esq.

        11.1.3. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 11.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service.

        11.1.4. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
    Section 11.1.

    11.2 BROKERS. Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company that except for Punk, Ziegel & Knoell, no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement. The Acquired Company represents and warrants to Purchaser and the Parent that, except for Dean Witter Reynolds Inc. and except as disclosed on EXHIBIT 11.2, no broker or finder has acted for it or any entity controlling, controlled by or under common control with it in connection with this Agreement. Purchaser agrees to indemnify and hold harmless the Acquired Company against any fee, loss or expense arising out of any claim by Punk, Ziegel & Knoell or any other broker or finder employed by either of them, and the Acquired Company agrees to indemnify and hold harmless Purchaser and Parent against any fee, loss, or expense arising out of any claim by Dean Witter Reynolds Inc., or any other broker or finder employed by it or any of the Acquired Company's stockholders. The fees and other expenses of Punk, Ziegel & Knoell shall be paid by Parent and Purchaser and the fees and expenses of Dean Witter Reynolds Inc. shall be paid by the Acquired Company (subject to the limitations set forth in Section 6.12) all in conjunction with such other fees as provided for in Section 11.5.

    11.3 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Effective Time, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

    11.4 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    11.5 EXPENSES. Except as provided in 10.2.2, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party that has incurred the same. The Acquired Company represents and warrants that the firm of Davis Graham & Stubbs has served as its sole legal counsel, and Parent and Purchaser represent and warrant that the firms of Jones, Day, Reavis & Pogue and Mazursky & Hiner have served as Parent and Purchaser's sole legal counsel, in connection with the negotiation, execution and delivery of this Agreement, and each of such parties acknowledges and agrees that neither the Acquired Company nor the Parent or Purchaser shall be required to pay the fees or expenses of any other legal counsel in such connection.

    11.6 PRESS RELEASES AND DISCLOSURE. In the event that either party proposes to issue, make or distribute any press release, public announcement or other written publicity or disclosure prior to the Closing Date that refers to the transactions contemplated herein, the party proposing to make such disclosure shall provide a copy of such disclosure to the other parties and shall afford the other parties reasonable opportunity (subject to any legal obligation of prompt disclosure) to comment on such disclosure or the portion thereof which refers to the transactions contemplated herein prior to making such disclosure.

    11.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

    11.8   HEADINGS.   The section  and  other headings  in this  Agreement  are
inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

    11.9 ENTIRE AGREEMENT. This Agreement and all agreements referenced specifically in this Agreement and executed as required by this Agreement constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

    11.10  GOVERNING LAW.   Except to the  extent the transactions  contemplated
hereby are governed by the Delaware Code, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    11.11   COUNTERPARTS.    This Agreement  may  be  executed in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.12 NO AGREEMENT UNTIL EXECUTED. This Agreement shall not constitute or be deemed to evidence a contract or agreement among the parties hereto unless and until executed by all parties hereto, irrespective of negotiations among the parties or the exchanging of drafts of this Agreement.

    11.13 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

    11.14 EXHIBITS INCORPORATED. All Exhibits attached hereto are an integral part of this Agreement.

    11.15  TIME OF ESSENCE.  Time is of the essence in this Agreement.

    IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                          "PURCHASER":
                                          HBO & COMPANY OF GEORGIA

                                          By:        /s/ JAY P. GILBERTSON
                                              ----------------------------------
                                                     Jay P. Gilbertson,
                                                VICE PRESIDENT -- FINANCE AND
                                                   CHIEF FINANCIAL OFFICER

                                          "PARENT":
                                          HBO & COMPANY

                                          By:        /s/ JAY P. GILBERTSON
                                              ----------------------------------
                                                     Jay P. Gilbertson,
                                                VICE PRESIDENT -- FINANCE AND
                                                   CHIEF FINANCIAL OFFICER

                                          "ACQUIRED COMPANY":
                                          CLINICOM INCORPORATED

                                          By:        /s/ WILLIAM H. BREHM
                                              ----------------------------------
                                                      William H. Brehm,
                                                  CHAIRMAN OF THE BOARD AND
                                                   CHIEF EXECUTIVE OFFICER